Exhibit 10.2

ASSET ENTITIES INC.

100 Crescent Court, 7th Floor

Dallas, Texas 75201

Date: August 18, 2025

Hybrid Assets LLC

100 Crescent Court, 7th Floor

Dallas, Texas 75201

Attn: Manager

Re: Assignment Fee in Connection with Assignment and Assumption Agreement dated August 18, 2025

Dear Michael:

This letter (this “Letter Agreement”) sets forth the understanding between Asset Entities Inc., a Nevada corporation (“Asset Entities”), and Hybrid Assets LLC, a Texas limited liability company (“Hybrid Assets,” and together with Asset Entities, the “Parties”), regarding the payment by Hybrid Assets to Asset Entities of an additional assignment fee in consideration of the Assignment and Assumption Agreement entered into by the Parties and Jeff Blue, effective as of August 18, 2025 (the “Assignment Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Assignment Agreement.

1.	Assignment Fee. As additional consideration for the assignment of the Assigned Rights under the Assignment Agreement, Hybrid Assets hereby agrees to pay to Asset Entities an assignment fee in the amount of $200,000 (the “Assignment Fee”).

2.	Payment Terms. Hybrid Assets shall remit the Assignment Fee to Asset Entities in immediately available U.S. funds by wire transfer to an account designated in writing by Asset Entities (or by such other method as the Parties may mutually agree) no later than five (5) business days after the date this Letter Agreement is fully executed.

3.	No Other Modifications. Except as expressly provided herein, nothing in this Letter Agreement amends, alters, or waives any term or condition of the Assignment Agreement, all of which remain in full force and effect.

4.	Miscellaneous.

a. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to its conflict-of-laws principles.

b. This Letter Agreement may be executed in counterparts (including by electronic signature and/or portable document format), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

c. This Letter Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes any prior understandings or agreements, oral or written, relating thereto other than those contained in the Assignment Agreement. Any amendment or modification must be in writing and signed by both Parties.

Please indicate Hybrid Assets’ agreement to the foregoing by executing this Letter Agreement where indicated below and returning a fully executed copy to the undersigned.

Sincerely,

ASSET ENTITIES INC.

By:	/s/ Arshia Sarkhani
Name:	Arshia Sarkhani
Title:	Chief Executive Officer

Acknowledged and Agreed:

HYBRID ASSETS LLC

By:	/s/ Michael Gaubert
Name:	Michael Gaubert
Title:	Manager
Date:	August 18, 2025